SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                     Date of Report (Date of earliest event
                           reported) September 1, 1998
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                          COMMISSION FILE NO.: 0-23126
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                             RELIANCE BANCORP, INC.
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             (Exact name of registrant as specified in its charter)


                 Delaware                                     11-3187176
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(State or other Jurisdiction of Incorporation            (IRS Employer or
 organization)                                            Identification No.)

   585 Stewart Avenue, Garden City, New York                      11530
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(Address of principal executive officer)                        (Zip Code)


Registrant's telephone number, including area code:         (516) 222-9300
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Item 5.       Other Events

     The Company announced that it has completed its previously announced sixth stock repurchase program. The Company said it repurchased 494,000 shares of its outstanding common stock, par value $.01 per share, in open market transactions at an aggregate cost of approximately $13.6 million. Upon settlement of the last transaction on or about September 4, 1998, there will be 9,174,438 shares of Reliance Bancorp, Inc. common stock outstanding.

         The Company also announced that its Board of Directors approved the Company's seventh stock repurchase plan. The Company has been authorized by its Board of Directors to repurchase up to 500,000 of the Company's outstanding shares.

Item 7 (c).   Exhibits

Exhibit 99.1 Press Release for the completion of sixth stock repurchase and announcing the seventh stock repurchase program.































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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                  By:  /s/ Raymond A. Nielsen
                                       ----------------------
                                           Raymond A. Nielsen
                                           President and
                                           Chief Executive Officer



Dated:    September 3, 1998